Exhibit 10.12(c)

June 12, 2006

SPTC Delaware, LLC

Sotheby’s Holdings, Inc.

1334 York Avenue

New York, New York 10021

Re:	Spin-off of Cendant Real Estate Services Group, LLC and its Subsidiaries

Ladies and Gentlemen:

Reference is made to that certain Trademark License Agreement dated February 17, 2004 by and among SPTC Delaware, LLC (as assignee of SPTC, Inc., a Delaware corporation). Sotheby’s Holdings, Inc., Cendant Corporation (“Cendant”) and Sotheby’s International Realty Licensee Corporation (f/k/a Monticello Licensee Corporation) (“Licensee”), as amended (the “License Agreement”). Capitalized terms used but not defined herein shall have the meanings specified in the License Agreement.

Cendant has announced that its Board of Directors has approved a plan to separate Cendant into four independent, publicly traded companies, one for each of its Real Estate Services, Hospitality Services, Travel Distribution Services and Vehicle Rental businesses (the “Plan of Separation”), and, as a result of the Plan of Separation, Licensee is expected to become an indirect wholly-owned subsidiary of Realogy Corporation, a newly formed publicly traded Delaware corporation (“Ecalogy”) formed to hold the assets and liabilities of Cendant’s Real Estate Services business, which includes, among other things, all of the Licensee Brokerage Business and Licensee’s Residential Real Estate franchise business, and will no longer be a wholly-owned subsidiary of Cendant (the “Spin-off”). The defined terms Realogy and Spin-off are intended to refer, respectively, to the corporate entity and the transactions that are described in the Form 10 filed by Realogy with the Securities and Exchange Commission.

By your execution of this letter, you hereby acknowledge that the Spin-off and the transactions contemplated thereby shall not in any way affect the rights or obligations of any party under the License Agreement other than as set forth herein, and the License Agreement shall continue in full force and effect following the completion of the proposed Spin-off. In particular, you hereby acknowledge and agree that the Spin-Off constitutes a “permitted assignment” for purposes of Section 17.2 of the License Agreement (since, in connection with the Spin-off, a Person will be acquiring, among other things, all of the Licensee Brokerage Business and Licensee’s Residential Real Estate franchise business, as described above, and such

Person agrees to be bound by the terms of the License Agreement) and, as such, the provisions set forth in Section 17.3(a) of the License Agreement shall not apply.

You and we further agree that effective upon the completion of the Spin-off, Cendant shall be released of all its liabilities and obligations under the License Agreement and Realogy will be deemed to be Parent thereunder, and all rights, benefits, liabilities and obligations of Cendant under the License Agreement will be transferred to and assumed by Realogy as though Realogy were party to the License Agreement. Realogy agrees, from and after the completion of the Spin-off, to perform and be bound by the terms and conditions applicable to Parent under the License Agreement. In furtherance of the foregoing, all references to Parent in the License Agreement from and after completion of the Spin-off shall be deemed to be references to Realogy.

This letter may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Please confirm that the foregoing is in accordance with your understanding of our agreement by signing and returning to us a copy of this letter.

Very truly yours,

CENDANT CORPORATION

By:	/s/ C. Patteson Cardwell, IV
	Name:	C. Patteson Cardwell, IV
	Title:	Senior Vice President - Legal

SOTHEBY’S INTERNATIONAL REALTY LICENSEE CORPORATION

By:	/s/ Walter F. Dembiec, Jr.
	Name:	Walter F. Dembiec, Jr.
	Title:	Senior Vice President - Legal

For purposes of assuming the obligations of Cendant Corporation under the License Agreement as provided hereinabove:

REALOGY CORPORATION

By:	/s/ C. Patteson Cardwell, IV
	Name:	C. Patteson Cardwell, IV
	Title:	Executive Vice President and General Counsel

Accepted and Agreed to:

SOTHEBY’S HOLDINGS, INC.

By:	/s/ William F. Ruprecht
	Name:	William F. Ruprecht
	Title:	President and Chief Executive Officer

SPTC DELAWARE, LLC

By:	/s/ William F. Ruprecht
	Name:	William F. Ruprecht
Title:

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